EU-265723 v1 EXECUTIVE DIRECTOR SERVICE AGREEMENT between Spark Networks SE Kohlfurter Straße 41/43 10999 Berlin, Germany represented by its Administrative Board, represented by the chairman of the Administrative Board, Mr. David Khalil, hereinafter: “Company” and Gitte Bendzulla Danziger Strasse 75, 10405 Berlin hereinafter: “Executive Director” (Geschäftsführender Direktor) PREAMBLE: By resolution of June 26, 2019 the Company’s Administrative Board has appointed Gitte Ben- dzulla as executive director of the Company with effect as of January 1, 2020. This Executive Director Service Agreement (hereinafter “Agreement”) replaces all prior and existing agreements among the Company and the Executive Director. It sets forth the terms and condition of Gitte Bendzulla’s services as executive director of the Company: § 1 POSITION/PLACE OF WORK (1) The Executive Director is, together with additional executive directors, an executive director and the General Counsel of the Company. (2) As General Counsel of the Company, the Executive Director is providing independent and autonomous analysis of operationally relevant legal issues; independent assessments and Exhibit 10.3

- 2 - EU-265723 v1 presentation of legal solutions with regard to specific operational questions; advice for rele- vant legal questions; independent assessment of possible legal solutions, autonomous negoti- ations of contracts and other arrangements with third parties. The Executive Director is not subject to instructions of the Company or the administrative Board when it comes to legal guidance. (3) The Executive Director’s place of service is at the Company’s registered place of business, currently located in Berlin. § 2 MANAGEMENT/REPRESENTATION (1) The Executive Director shall manage the Company’s business with the due care and diligence of a prudent businessman and in accordance with this Agreement, the instructions issued by the Administrative Board, and in observance of the statutory provisions and the approval re- quirements, respectively, established by the Company’s most current version of the articles of association and the rules for procedures for the Executive Directors as well as any other Com- pany’s guidelines, including the code of conduct. (2) Without impacting its right to issue instructions, the Administrative Board may issue rules of procedure for the management that distinguish the duties and responsibilities of several exec- utive directors from one another. The Executive Director shall comply with the provisions of such rules of procedure as adopted from time to time when managing the Company’s business as well as in representing the Company. (3) The Executive Director shall represent the Company together with another executive director or together with an executive officer vested with power of commercial representation under German law (Prokurist). The Company may appoint additional executive directors. The Com- pany may determine the power of representation at its own discretion and amend the same at any time. (4) The content and scope of the Executive Director’s power of representation and authority to sign are determined by the Administrative Board. (5) The Executive Director shall carry out the Company’s employer’s rights and obligations under labor and social insurance law. (6) The Executive Director’s responsibilities and obligations include her appointment as the rep- resentative of businesses associated with the Company (“Associated Companies”) within the meaning of Sec. 15 AktG (German Stock Corporation Act). The Executive Director shall not receive an additional compensation in this respect. The Executive Director shall at any time upon the Company’s request, and unsolicited, at the latest upon expiration of this Agreement resign from all of the aforementioned offices. § 3 DURATION OF THE AGREEMENT (1) This Agreement shall enter into full force and effect as of January 1, 2020, and run for an indefinite term, and can be terminated by either party honoring a six months’ notice period to the end of each month.

- 3 - EU-265723 v1 (2) In case the company terminates the Agreement in accordance with sec. 3 (1) the Managing Director shall be entitled to receive a severance payment equal to the amount of her remuner- ation entitlement for three equal installments under sect. 4 plus the pro rata variable annual bonus assuming a target achievement of 100%. The severance payment shall be due and pay- able together with the last regular salary payment. Any vesting of VSOP or stock option granted to the Managing Director under sect. 4 (3) due to occur within the next 3 months after the effective date of the termination shall continue to vest. (3) This Agreement shall end, without dismissal being necessary, at the end of the month in which the Executive Director reaches the age of retirement of the statutory pension fund, or if a complete reduction in her earning capacity is determined. (4) The right to termination without notice for good cause shall remain unaffected. (5) Notice of termination shall be in writing. (6) The appointment as Executive Director may be revoked at any time by resolution of the Com- pany’s Administrative Board. (7) If the appointment as Executive Director is revoked by way of an Administrative Board’ res- olution, notification of the revocation to the Executive Director by the Company shall simul- taneously be considered to be termination of this Agreement, effective as of the next possible date. If the revocation is due to grounds that do not constitute cause for termination in accord- ance with Sec. 626 BGB (German Civil Code), this Agreement shall end upon the expiration of the notice period as stipulated under Sec. 3 (1) of this Agreement. Sec. 3 (2) shall apply accordingly. (8) Upon receipt of termination notice or in the event that the Executive Director is suspended or her term of office ends, the Company is entitled to irrevocably release the Executive Director from her duties, insofar as the Company’s interests outweigh the Executive Director’s interest in continued service. Upon such release, all vacation claims shall be deemed as having been taken. § 4 REMUNERATION (1) As remuneration for her services, the Executive Director shall receive a fixed gross annual salary in the amount of EUR 200,000.00 (in words: EUR two hundred thousand) The agreed fixed gross annual salary is due and payable in 12 equal installments at the end of each calen- dar month, less taxes and social contributions. If the Executive Director begins or ends her job during the calendar year and the contractual year is thus shorter than the calendar year, the fixed gross annual salary shall be due on a pro-rata basis. (2) The Executive Director shall furthermore be eligible to a discretionary annual bonus in the amount of up to EUR 60,000.00 (in words: EUR sixty thousand) gross. The relevant goals and corresponding bonus payments shall be established annually before the start of the next cal- endar year by the Administrative Board after consultation of the Executive Director. The final amount of the bonus shall then be determined annually by the Administrative Board based on target achievement at the same time as the annual financial statements of the Company are approved by the Company’s auditors. The annual bonus, if any, shall be due and payable at the end of the month following this approval of the annual financial statements.

- 4 - EU-265723 v1 For 2020, the targets and a corresponding bonus payments re set out in Annex 1 to this Agree- ment. (3) The Executive Director participates in a Virtual Stock Option Plan (VSOP) and/or a stock- option program of the Company in accordance with applicable law as specified in a separate letter of grant. (4) This remuneration compensates any work performed by the Executive Director. No separate remuneration will be paid for extra work, overtime, or work on Sundays or statutory holidays. § 5 FRINGE BENEFITS UND INSURANCE (1) The Company shall pay the employer's social security contributions if the Executive Director is subject to statutory social insurance contributions. The company shall continue to pay the Executive Director a subsidy for private health insurance in the amount of the employer's contribution as it would exist in the case of statutory health insurance, but not to exceed half of the amount which the Executive Director has to pay for her health insurance, and limited as in the case of statutory health insurance and as in the case of statutory contributions pursuant to Book V of the Social Code. (2) The Company shall include the Executive Director in its financial loss liability insurance (D&O insurance) so that the Executive Director is insured in the event of a claim by a third party or by the Company for breaches of duty committed during the performance of her duties. The Company shall be entitled to change the respective financial loss liability insurance even without the consent of the Executive Director. The Parties agree on a deductible of 10% of the damage, limited to one and a half times the amount of the annual gross salary pursuant to Sec. 4. (3) The Company shall take out an accident insurance policy for the benefit of the Executive Director or her surviving dependents with an insured sum of EUR 500,000 in the event of death and EUR 1,000,000 in the event of disability. Cover is provided for accidents of any kind, regardless of whether the accident occurred within a professional or a private context. The insurance expires upon termination of this Agreement. (4) Entitlements to a retirement, invalidity, or survivor’s pension financed by the Company shall not result from this Agreement. In order to substantiate such claims, a separate written agree- ment must be concluded. § 6 VACATION (1) The Executive Director is entitled to annual vacation leave of 27 working days per calendar year. ‘Working days’ refers to all calendar days which at the location of the service relation- ship are neither Saturdays, Sundays, nor statutory holidays. Should the Agreement begin or end during the year, the Executive Director is entitled to prorated vacation time. The vacation leave shall be scheduled taking into consideration the Company’s interests in agreement with the other Executive Directors. (2) The entire annual vacation leave shall, as a rule, be taken during the current calendar year. Vacation leave may be carried forward to the following calendar year only if justified either for urgent operational reasons or for personal reasons of the Executive Director.

DocuSign Envelope ID: 0AABC5C1-9D16-4C8E-903D-59B4BE981DE5

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(3) The Executive Director shall ensure that he remains reachable on short notice even while on vacation.

§ 7 Continued payment of renumeration in case of illness or death

(1) In the event of illness or any other hindrance occurring through no fault of her own that prevents her from executing her job during her service, the Executive Director shall be entitled to continued payment of her pro-rata remuneration pursuant to Sec. 4 (1) of this Agreement for a duration of up to six months; at the longest, however, until expiration of this Agreement.

The Executive Director must allow these payments to be set off against any sick pay, daily benefits or pension payments he receives from health insurance or other insurances to the extent that these payments are not based exclusively on her contributions. The Executive Director shall notify the Company with undue delay and comprehensively of all payments of this sort.

(2) The Executive Director shall inform the Company immediately of any inability to work and its expected duration and shall provide the reasons for such inability upon the Company's request. The Executive Director shall without request provide the Company with a medical certificate at the latest on the third calendar day of her illness, confirming her inability to work and its probable duration. The notification shall be made to another Executive Director or, if there is no other Executive Director, to the chairman of the Administrative Board.

(3) In the event of the Executive Director's death during the term of this Agreement, the pro-rata remuneration must continue to be paid pursuant to Sec. 4 (1) of this Agreement for the month of death and the two subsequent months to the Executive Director's spouse, alternatively to the Executive Director's dependent children (the latter as the owner of joint rights); at the longest, however, until the expiration of this Agreement. With the payment to the bank account designated by the Executive Director for remuneration payments, the Company shall be released from its payment obligation.

§ 8 Reimbursement of expenses

For business entertainment of business partners and on business trips, the Executive Director is entitled to reimbursement of her reasonable expenses, if the Executive Director has incurred such expenses in the interest of the Company. Should the expenses spent exceed the permissible lump-sum allowance according to tax provisions, the Executive Director must show proof of these expenses in detail by submitting proper receipts and invoices. In addition, the respective most current guidelines of the Company on travel expenses shall apply, which are, in this respect, an integral part of this Agreement.

§ 9 Business travel

The Company shall reimburse travel expenses on the basis of receipts in accordance with the applicable tax directives and the Company travel guidelines.

In the case that the Executive Director travels by train, the 1st class fare will be reimbursed; when traveling by plane, economy class tickets will be reimbursed; or, if the flight duration is more than 5.5 hours, business class tickets will be reimbursed.

EU-265723 v1

- 6 - EU-265723 v1 § 10 NON-COMPETITION CLAUSE/SIDE ACTIVITIES (1) The Executive Director shall devote all of her working time to the Company and promote the interests of the Company to the best of her ability. If the common good of the Company re- quires, the Executive Director shall be available to the Company after normal business hours and, if necessary in safeguarding its interests, on Sundays and statutory holidays as well. (2) For the duration of this Agreement the Executive Director undertakes not to assume a com- peting position, either independently or dependently, as an employee or as an entrepreneur or in any other manner; either directly or indirectly through investment; to become active in any way for a company that directly competes with the Company; or to work for an Associated Company without the prior consent of the Administrative Board. (3) Any paid employment or customarily paid activity, any investments in businesses, as well as any membership on supervisory or advisory boards of other companies or other institutions, requires the prior written notification of the Company by the Executive Director and shall be subject to prior explicit written consent from the Administrative Board. For business reasons, in particular if the Executive Director’s job is suffering any adverse effects, any such consent may be revoked at any time. In performing any side activities, the Executive Director shall exercise a strict duty of loyalty vis-à-vis the Company and Associated Companies, and in the course of carrying out these side activities shall not negatively impact the business interests or any other interests of the Company. The customary acquisition of securities for purposes of personal asset management shall be excluded from the duty to obtain consent. § 11 POST-CONTRACTUAL NON-COMPETE COVENANT (1) The Executive Director shall be prohibited, for a period of six months after the end of this Agreement, from working in any form – be it as an employee, or on a self-employed or any other basis – for an undertaking that competes directly or indirectly with the Company or which is affiliated with a competing undertaking. The Executive Director shall likewise be prohibited from setting up, acquiring or holding a direct or indirect interest in such an under- taking during this period. This non-compete covenant shall also apply in favor of undertakings affiliated with the Company. Acquiring up to 5% interests in a company is not subject of this non-competition covenant. The post-contractual non-competition covenant does not apply to subordinated, basic activities of the Executive Director for a competing undertaking without a connection to the Executive Director’s activity as Executive Director for the Company. Advi- sory activities are, regardless of their temporal scope or economic output, no subordinated, basic activities in this sense. (2) The non-compete covenant shall cover all countries in which the Company or an Affiliated Company is active at the time of the Executive Director’s departure from the Company. (3) During the term of the non-compete covenant, the Executive Director shall receive compen- sation in the amount of 50% of the total fixed remuneration most recently received by her under Sec. 4 (1) and 4 (2) of this Agreement. The Executive Director must allow any other earnings received by her to be deducted from this compensation to the extent that these to- gether with the compensation exceed 100% of the fixed remuneration most recently received by her. At the end of each quarter, the Executive Director must, without being asked to do so,

- 7 - EU-265723 v1 submit a written statement on whether he received income from other sources and if so to what amount. If requested, he must submit proof of this. (4) The Company shall be entitled to waive this non-compete covenant by written declaration at any time, including after the service relationship, with the effect that the Executive Director is released of the obligations immediately, the Company shall be free of the obligation to pay compensation six months after the declaration. (5) Should the service relationship with the Executive Director be terminated by the Company without notice due to an intentional breach of contract, the claim to compensation pursuant to paragraph 3 shall lapse. (6) The post-contractual non-compete covenant shall not apply if the Executive Director has reached the statutory retirement age (Regelaltersgrenze) designated by the statutory pension scheme on her departure from the Company or if her service relationship has existed for less than a year (7) For each action resulting in the culpable breach of the non-competition or non-solicit covenant, the Executive Director shall pay a contractual penalty equal to the gross monthly salary most recently received by her. Should the breach consist of participating in the capital of a compet- ing under-taking or entering into a contract for the performance of a continuing obligation (e.g. an employment, service, commercial agency or consultancy contract), the contractual penalty shall be imposed anew for each full or partial month in which the capital participation or the contract for the performance of a continuing obligation exists (ongoing breach). Multiple breaches shall each trigger a separate contractual penalty, possibly also more than once within one month. However, if individual breaches occur within the scope of an ongoing breach, they shall be covered by the contractual penalty owed for the ongoing breach. Where several con- tractual penalties are imposed, the total amount of the penalties to be paid shall be limited to six times the gross monthly salary most recently received by the Executive Director. The Com- pany reserves the right to assert damages over and above the contractual penalty imposed, as well as to assert all other statutory claims and legal consequences arising from a breach (e.g. cease and desist claims, forfeiture of the claim to compensation for non-competition for the duration of the breach, etc.). (8) Insofar as the aforesaid provisions do not stipulate otherwise, sections 74 et seq. German Com- mercial Code (Handelsgesetzbuch – HGB), with the exception of Sec. 75 para 2 HGB, this shall in particular apply to the reduction of contractual provisions to what is legally permissible pursuant to Sec. 74a HGB. § 12 RETURN OF COMPANY PROPERTY AND DOCUMENTS/INTELLECTUAL PROPERTY/CONFIDENTIALITY (1) At any time upon the Company’s request, and unsolicited, at the latest upon expiration of this Agreement, the Executive Director shall return to the Company all objects in her possession that are the property of the Company or of Associated Companies, or which were provided to her by the Company or Associated Companies, in particular also those files and other docu- ments concerning the business operations of the Company or Associated Companies, as well as copies thereof or electronically stored media that contain the contents of such documents, as well as any copies thereof. This obligation to return the aforementioned objects shall apply especially to any object that may have been entrusted to the Executive Director, such as a

- 8 - EU-265723 v1 laptop, blackberry telephone, or mobile telephone, even insofar as their use was permitted for private purposes. (2) With regard to the intellectual property and confidentiality obligations, Exectuvie Direcotr shall be subject to the terms and conditions of the, Intellectual Property Rights and Confi- dential Information attachment, which is annexed hereto as Exhibit A and forms an integral part of this Service Agreement and shall prevail in case of doubt. § 13 PRIVATE USE (1) The Company’s IT equipment (computers, devices, and programs), tele-communications equipment (telephones, telefax), and photocopying machines are reserved for business pur- poses, however, may be used by the Executive Director for private purposes to a limited ex- tent. (2) The obligation to use the IT service exclusively for business purposes applies, however, to the use of e-mail and Internet. Should the Executive Director nevertheless receive e-mails with private content, these must be deleted immediately and completely. § 14 FORFEITURE OF CLAIMS (1) All claims arising from and related to the service relationship shall be forfeited if not asserted vis-à-vis the respective other party in text form within six months after their due date. This does not include claims resulting from injury to life, body, or health, as well as claims resulting from intentional breaches of contract. (2) If the opposing party objects to the claim or if he does not answer within four weeks after the claim has been made pursuant to para. (1), the claims shall be forfeited unless they are asserted in court within six months of the objection, or after the abovementioned answer period has run out. § 15 FINAL PROVISIONS (1) No arrangements have been concluded outside of this Agreement. (2) Modifications or addenda to this Agreement must be made in writing to be valid, and shall be subject to the explicit approval of the Administrative Board. The same shall apply for the cancellation of this written form clause. (3) The assertion of claims solely based on documentary evidence (“Urkundsverfahren”) shall be excluded. (4) Should individual provisions of this Agreement be or become invalid, this shall not affect the validity of the remaining provisions in case of doubt. To replace the invalid provision or to fill any potential gap, an appropriate provision must be agreed upon that comes closest to fulfilling the commercial purpose intended by the contractual parties, or the provision that corresponds to what would have been agreed upon in accordance with the whole purpose of this Agree- ment, had the matter been deliberated at the outset. (5) The laws of the Federal Republic of Germany shall apply to all disputes regarding the validity of this Agreement as well as to claims arising from and in connection with this Agreement.

- 9 - EU-265723 v1 Berlin/Date________________ __________________________________ Spark Networks SE Represented by its Administrative Board, represented by the chairman of the Administrative Board, Mr. David Khalil, Berlin/Date________________ ________________________________ Gitte Bendzulla